SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 20, 2007

Date of Report

June 19, 2007

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure

On June 19, 2007, the Company made the following press release regarding its letter of intent with Liberty Growth Fund:

AIMS Worldwide Signs Letter of Intent for Financing Agreement

Last Update: 4:02 PM ET Jun 19, 2007

FAIRFAX, Va., Jun 19, 2007 (BUSINESS WIRE) -- AIMS Worldwide, Inc. (AMWW), a vertically integrated marketing communications consultancy providing organizations with focused marketing solutions, today announced the signing of a letter of intent to enter into an investment agreement with Liberty Growth Fund for an $8 million equity finance package and warrants totaling more than $15 million.

AIMS anticipates entering into a definitive agreement with Liberty within the next few weeks. The initial $3.5 million of the equity finance package is to be invested by Liberty for AIMS to conclude marketing communications core competency acquisitions currently under definitive stock purchase agreements.

The second phase of the equity finance package is $4.5 million. AIMS must provide Liberty with a high EBITDA acquisition target in 120 days to trigger the second phase of financing.

"We are most pleased to be associated with such a well-respected and collaborative institutional investment partner like Liberty Growth Fund," said Gerald Garcia, Jr., AIMS president and CEO. "Entering into this letter of intent and the subsequent definitive agreement are important steps in assimilating our strategic vision of offering clients a new solution to improve the aim, reduce the cost of reach and focus on a One-2-One relationship with their ideal customers."

Philip A. Seifert, Chairman of the Liberty Companies and General Partner of the Liberty Funds Group, said, "AIMS Worldwide is one of the best firms suited to compete in the new vertically integrated marketing communications arena. AIMS management possesses a unique understanding of the rapidly shifting space and our collective ability to capitalize on its full potential. They have shown us that, after significant research, they are ready to go to market and we are ready to go to the capital market with them. We as investors share the same vision and energy for the business. This is just the first step in our build-up strategy with AIMS."

About AIMS

AIMS Worldwide is a vertically integrated marketing communications consultancy providing organizations with focused marketing solutions at the lowest possible cost. AIMS increases the accuracy of the strategic direction of its client's marketing program, improves results and reduces the cost, by refocusing "mass marketing" to a more strategic "One-2-One" relationship with the ideal customer. To further differentiate from the rest of the market, AIMS places intense focus on the Return on Marketing Investment, or ROMI(SM). The Company's goal is to provide clients with a measurable return by first conducting an analysis of the client's existing marketing strategy in order to deliver an increased return on its investment. AIMS is accelerating its growth by targeting and acquiring a group of media and marketing communication services companies. For more information, please contact Gerald Garcia Jr. at 703-621-3875, ext. 2256, email: ggarcia@aimsworldwide.com or visit www.aimsworldwide.com.

About Liberty Growth Fund

Liberty Growth Fund is a New York-based private equity fund that specializes in investing in private and public companies in the small-cap and middle market sectors. Liberty seeks to make investments in companies with strong underlying value and growth prospects. The Fund's flexible investment mandate is driven by the individual opportunity, rather than being bound by any particular industry orientation, investment stage or deal structure.

Safe Harbor Statement

All statements other than statements of historical fact included in this document are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and other similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.aimsworldwide.

AIMS Worldwide, Inc. Gerald Garcia Jr., 703-621-3875, ext. 2256 email: ggarcia@aimsworldwide.com

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  June 20, 2007

By:/s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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